Exhibit 10.1

                     SECOND LOAN MODIFICATION AGREEMENT

      This Second Loan Modification Agreement (this "Loan Modification Agreement') is entered into as of February 18, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and PARLEX CORPORATION, a Massachusetts corporation, with offices at One Parlex Place, Methuen, Massachusetts, 01844, PARLEX DYNAFLEX CORPORATION, a California corporation, with offices at One Parlex Place, Methuen, Massachusetts 01844, and POLY-FLEX CIRCUITS, INC., a Rhode Island corporation, with offices at 28 Kenney Drive, Cranston, Rhode Island 02920 (jointly and severally, individually and collectively, "Borrower").

      1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 11, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 11, 2003 between Borrower and Bank, as amended (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

      2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and certain Intellectual Property Security Agreements each dated June 11, 2003 (the "IP Agreements") (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      Modification to Loan Agreement.
      -------------------------------

      A. Section 2 of the Schedule to the Loan Agreement is hereby amended by deleting same in its entirety and substituting the following therefor:

            "      Interest Rate (Section 1.2):

            A rate equal to the Prime Rate (as defined below) plus 2.00% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" is the greater of (i) 4.0% or (ii) the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate. Notwithstanding the foregoing, (i) upon Borrower's achievement of two (2) consecutive quarters of positive operating income, the interest rate hereunder shall be reduced to the Prime Rate (as defined above) plus 1.25% per annum, and (ii) upon Borrower's achievement of two (2) consecutive quarters of positive net income, the interest rate hereunder shall be further reduced to the Prime Rate (as defined above) plus 0.75% per annum. Such reduction in the interest rate shall be effective immediately upon receipt by Silicon of sufficient evidence of such achievement of positive operating income and/or positive net income, as applicable. Notwithstanding the foregoing, such reduction in the interest rate shall be effective no later than the day upon which Borrower files a second consecutive quarterly statement on Form 10-Q indicating positive operating income or a second consecutive quarterly statement on Form 10-Q indicating positive net income, as applicable."


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      B.    Section 5a. of the Schedule to the Loan Agreement is hereby amended by deleting same in its entirety and substituting the following therefor:

            "Borrower shall have EBITDA of no less than (i) $50,000.00, tested on a trailing three month basis, as of the periods ending January 31, 2004, February 29, 2004, March 31, 2004, April 30, 2004, and May 31, 2004, and (ii) $250,000.00, tested on a trailing three month basis, as of the period ending June 30, 2004 and as of the last day of each month thereafter."

      C. Section 5b. of the Schedule to the Loan Agreement is hereby amended by deleting same in its entirety and substituting the following therefor:

            "b. Intentionally omitted."

      4. FEES. Borrower shall pay to Bank a modification fee equal to Ten Thousand Dollars ($10,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

      5. WAIVERS. The Bank hereby waives Borrower's failure to comply with the "Minimum Fixed Charge Coverage" covenant previously set forth in
Section 5b. of the Schedule to the Loan Agreement for the period ending December 31, 2003. The Bank's waiver of Borrower's compliance with said foregoing affirmative covenants shall apply only to the foregoing specified periods.

      6. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENTS. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and conditions of the IP Agreements and acknowledges, confirms and agrees that the IP Agreements contain an accurate and complete listing of all Intellectual Property.

      7. RATIFICATION OF PERFECTION CERTIFICATES. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates delivered to the Bank on or about June 11, 2003, and acknowledges, confirms and agrees the disclosures and information provided therein has not changed, as of the date hereof.

      8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

      9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

      10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against the Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES the Bank from any liability thereunder.


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      11.   CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

      12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

PARLEX CORPORATION

By: /s/ Peter J. Murphy
----------------------------------
Name: Peter J. Murphy
Title: Chief Executive Officer

PARLEX DYNAFLEX CORPORATION

By: /s/ Peter J. Murphy
----------------------------------
Name: Peter J. Murphy
Title: Chief Executive Officer

POLY-FLEX CIRCUITS, INC.

By: /s/ Peter J. Murphy
----------------------------------
Name: Peter J. Murphy
Title: Treasurer

BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By: /s/ David E. Rodriguez
----------------------------------
Name:  David E. Rodriguez
Title:  Vice President


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